UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 29, 2006

Parametric Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2006, Parametric Technology Corporation (PTC) entered into agreements with its senior executives that provide them with certain compensation and benefits if their employment is terminated under specified circumstances or if a change in control of PTC occurs. The agreements replace similar agreements with those executives that expired earlier this year or were due to expire in 2007 and were approved by the Compensation Committee of our Board of Directors. The agreements have been updated in light of current corporate governance and compensation considerations and are designed to encourage those executives to remain with the company, especially during a time of a change in control of the company. The agreements differ from the prior agreements in several respects, including the following:

•	the prior agreements required notice periods of either twelve or eighteen months in connection with a termination of the executive’s employment without cause during which notice period all equity interests of the executive would continue to vest and, with respect to the agreement with our Chief Executive Officer that required eighteen months’ notice, in addition provided that the vesting of all equity interests held by him would be accelerated by one year, while the new agreements provide no notice period for such termination and no accelerated vesting in such circumstances;

•	the prior agreements provided for the full acceleration of vesting of all equity interests held by the executive in the event of a change in control while the new agreements for the executives other than our Chief Executive Officer provide for only partial acceleration upon a change in control and full acceleration only if the executive is terminated subsequent to such change in control;

•	the prior agreements did not provide for the payment of any bonus amounts in connection with a change in control, while the new agreements provide for the payment of a pro-rata portion of the executive’s bonus in effect for the year in which the change in control occurs, with respect to which all performance criteria are deemed met in full, upon such change in control and further provide for inclusion of the executive’s target bonus amount in the severance amount payable;

•	the prior agreements permitted the company to reduce the value of the amounts payable or benefits provided to the executive in connection with a change in control (“parachute payments”) by up to 10% if such reduction caused those parachute payments to not be taxable under Section 4999 of the Internal Revenue Code (the “excise tax”) and provided no “gross-up” payment for such excise tax, while the new agreements permit the company to reduce the value of such parachute payments by up to 15% and provide for a “gross-up” payment to the executive if such excise tax is payable; and

•	all the executives were required to enter into new non-compete agreements with the company and will be required to provide a general release of claims in order to receive severance benefits under the agreements. These provisions were not included in the prior agreements.

We entered into agreements with: C. Richard Harrison, Chief Executive Officer; Cornelius F. Moses, III, Chief Financial Officer; Barry F. Cohen, Executive Vice President, Strategic Services and Partners; Paul J. Cunningham, Executive Vice President, Worldwide Sales; James E. Heppelmann, Executive Vice President and Chief Product Officer; Anthony DiBona, Executive Vice President, Global Maintenance Support; and Aaron C. von Staats, Senior Vice President and General Counsel. The agreements were not entered into in connection with any known transaction.

Mr. Harrison’s Agreement

Termination without Cause; Resignation for Good Reason

If we terminate Mr. Harrison’s employment without cause or if he resigns for good reason (as defined in the agreement), Mr. Harrison will be entitled to payment of his salary (excluding bonuses) over the two year period following such event, paid at the highest rate in effect in the six months preceding such event. In addition, he will be entitled to continued participation in PTC’s medical, dental, vision and basic life insurance benefit plans (or payment in lieu thereof) for up to the two year period following such event.

Change in Control

Effective upon a change in control (as defined in the agreement), all performance criteria applicable to all equity awards held by Mr. Harrison will be deemed to have been met in full, all equity awards held by him will immediately become vested and exercisable in full and the restrictions on any shares of restricted stock held by him will lapse. In addition, the option exercise period for each stock option held by him will, following termination of his employment, be extended as provided in the agreement, but in no event beyond the original term of such option. These provisions are not applicable to any equity interests issued in connection with PTC’s executive incentive performance plan or other short-term incentive plans (“bonus equity”).

In addition, with respect to any annual cash incentive award in effect for the year in which the change in control occurs and any bonus equity, all performance criteria will be deemed met in full and Mr. Harrison will be entitled to a lump sum payment of a pro-rata portion of any such annual cash incentive award and a pro-rata portion of any such bonus equity held by him will vest.

The agreement provides that Mr. Harrison’s employment will terminate 30 days following a change in control if not earlier terminated in connection with such change in control. Effective upon the date Mr. Harrison’s employment is so terminated, he will be entitled to the benefits he would receive upon a termination without cause or for good reason described above plus payment of his target bonus over the two year period following such termination, paid at the highest rate in effect in the six months preceding the change in control or such termination.

The amounts payable and benefits provided to Mr. Harrison under the agreement may be reduced by up to 15% of the value thereof if such reduction would cause the amounts payable and benefits provided to not be subject to the excise tax under Section 4999 of the U.S. Internal Revenue Code. If such a reduction is not made and the amounts payable and benefits provided to Mr. Harrison are subject to such excise tax, Mr. Harrison is entitled to a “gross-up payment” that, on an after-tax basis, is equal to the taxes imposed on such payments made or benefits provided.

Death or Disability

Finally, if Mr. Harrison’s employment terminates by reason of his death or disability, all performance criteria applicable to all equity awards held by him will be deemed to have been met in full, all equity awards held by him will immediately become vested and exercisable in full and the restrictions on any shares of restricted stock held by him will lapse. These provisions are not applicable to any bonus equity held by him.

Agreements with Other Senior Executives

Termination without Cause

If we terminate any of the executives’ employment without cause, the executive will be entitled to a lump sum payment in an amount equal to one times the highest annual salary (excluding bonuses) in effect with respect to the executive during the six-month period immediately preceding the termination date and continued participation in PTC’s medical, dental, vision and basic life insurance benefit plans (or payment in lieu thereof) for up to the one year period following such termination.

Change in Control

Effective upon a change in control: all performance criteria applicable to any equity award held by the executive will be deemed to have been met in full; the vesting schedule applicable to any equity award held by the executive, including restricted stock, will be amended to vest any portion of such award scheduled to vest after the second anniversary of the change in control (unless the agreement is not assumed or replaced, in which case the equity award will become vested and exercisable in full); and, each equity award held by the executive will be amended to provide that it may not, except in certain circumstances, be terminated without the executive’s written consent. These provisions are not applicable to any bonus equity held by the executive.

In addition, with respect to any annual cash incentive award in effect for the year in which the change in control occurs and any bonus equity, all performance criteria will be deemed met in full and each executive will be entitled to a lump sum payment of a pro-rata portion of any such annual cash incentive award and a pro-rata portion of any such bonus equity held by the executive will vest.

Termination in Connection with a Change in Control

If within the two years following a change in control the executive is terminated without cause or resigns for good reason, the executive will be entitled to the benefits he would have received if his employment was terminated without cause as described above plus a lump sum payment equal to his annual target bonus (such target bonus amount to be equal to the highest target bonus in effect with respect to the executive for the year in which the change in control occurred or after the change in control).

In addition, upon such termination, all equity awards held by the executive will immediately become vested and exercisable in full and all restrictions applicable to restricted stock held by the executive will immediately lapse. This provision is not applicable to any bonus equity held by the executive.

The amounts payable and benefits provided to any executive under the agreement may be reduced by up to 15% of the value thereof if such reduction would cause the amounts payable and benefits provided to not be subject to the excise tax under Section 4999 of the U.S. Internal Revenue Code. If such a reduction is not made and the amounts payable and benefits provided to any executive are subject to such excise tax, such executive is entitled to a “gross-up payment” that, on an after-tax basis, is equal to the taxes imposed on such payments made or benefits provided.

Termination upon Death or Disability

Finally, if an executive’s employment terminates due to his death or disability, all performance criteria applicable to any equity awards held by the executive will be deemed to have been met in full, all equity awards held by the executive will immediately become vested and exercisable in full, and all restrictions applicable to restricted stock held by the executive will immediately lapse. These provisions are not applicable to any bonus equity held by the executive.

The preceding descriptions of the executive agreements are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the executive agreements described above, the prior executive agreements we had with each of Mr. DiBona and Mr. von Staats were terminated as of August 29, 2006 and we are no longer obligated to pay the severance amounts or provide the change in control benefits provided under those agreements. The executive agreements with the other executives had earlier terminated by their terms.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Executive Agreement dated August 29, 2006 by and between Parametric Technology Corporation and C. Richard Harrison.

10.2	Form of Executive Agreement entered into by and between Parametric Technology Corporation and each of Mr. Moses, Mr. Cohen, Mr. Cunningham, Mr. Heppelmann, Mr. DiBona, and Mr. von Staats.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: September 1, 2006	By:	/s/Aaron C. von Staats
Aaron C. von Staats
Senior Vice President, General Counsel and Clerk